Exhibit (17)(g)

SUNAMERICA FOCUSED INTERNATIONAL EQUITY PORTFOLIO

This Proxy is solicited on behalf of the Directors of SunAmerica Focused Series, Inc. The undersigned shareholder of the Focused International Equity Portfolio (the “Focused International Portfolio”), a series of SunAmerica Focused Series, Inc. (the “Focused Series”), hereby appoints James Nichols, Donna Handel, John Genoy, Gregory Bressler, Kathleen Fuentes, John McLean and Joseph Duronio, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Focused International Portfolio standing in the name of the undersigned as of the close of business on October 8, 2008, at a Special Meeting of Shareholders to be held at the offices of AIG SunAmerica Asset Management Corp., located at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311 at 9:00 a.m., Eastern time, on Tuesday, December 16, 2008, and at any and all adjournments and postponements thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Combined Prospectus/Proxy Statement for the meeting.

Dated: , 2008

Signature of Shareholder

Signature of Shareholder
(if held jointly)

Please sign exactly as name or names appear in this proxy. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement is hereby acknowledged.

Please sign, date and return the proxy card promptly using the enclosed envelope. No postage is necessary if mailed within the United States.

When this proxy is properly executed, the shares represented hereby will be voted as specified. If no specification is made, this proxy will be voted “FOR” the proposal set forth below.

	FOR	AGAINST	ABSTAIN

1. To consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Focused International Portfolio would transfer all of its assets to the SunAmerica International Equity Fund (the “International Equity Fund”), a series of SunAmerica Equity Funds, in exchange solely for the assumption of the Focused International Portfolio’s liabilities by the International Equity Fund and Class A, Class B and Class C shares of the International Equity Fund, which shares will be distributed by the Focused International Portfolio to the holders of its shares in complete liquidation thereof; and

	☐	☐	☐

2. To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE